EXHIBIT A
This Exhibit A retroactively replaces and supersedes the Exhibit A attached to the Agreement between Executive and Company dated January 1, 2016
ANNUAL SHORT TERM INCENTIVE PLAN
(“STI PLAN”)
Executive shall be eligible to participate in the Company’s Annual Bonus Payment Program, also known as the Short Term Incentive Plan (“STI Plan”). The STI Plan shall be determined by the Board of Directors (“Board”), in its sole discretion. Payout amount will be determined by the attainment towards metrics which are both specific to your position as well as reflective of corporate performance.
As part of its analysis, the Board will consider the following targets in determining the amount of the Short Term Incentive (“STI”) payment to the Executive:
STI will be delivered as a cash bonus and will be payable between January 1 and March 31 of the calendar year following the calendar year to which the bonus relates.  STI payout is expressed as a percentage of your Annual Salary.
Threshold Annual STI payout is the equivalent of 50% of your target payout.
Target Annual STI payout is the equivalent of 100% of your target payout, which is 60% of your Annual Salary.
Maximum Annual STI payout is the equivalent of 200% of your target payout. In order to receive more than 100% of target on non-Corporate goals, the actual Corporate Modified EBITDA results must at least reach the Corporate Modified EBITDA threshold level.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.
EXECUTIVE:	COMPANY:
______________________________ Steven M. Lessack	STEWART INFORMATION SERVICES CORPORATION By:__________________________________
Name: Matthew W. Morris Title: Chief Executive Officer
Date:_______________________________	Date:_______________________________

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